    As filed with the Securities and Exchange Commission on January 14, 2003

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                              ---------------------

                          ROCHESTER MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

                Minnesota                                   41-1613227
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

      One Rochester Medical Drive
     Stewartville, Minnesota 55976                           55976
(Address of principal executive offices)                   (Zip Code)

                          ROCHESTER MEDICAL CORPORATION
                             1991 STOCK OPTION PLAN
                            (Full title of the plan)

          Anthony J. Conway                                Copy to:
       Chief Executive Officer                        Jonathan B. Abram
    Rochester Medical Corporation                   Dorsey & Whitney LLP
     One Rochester Medical Drive                    Pillsbury Center South
    Stewartville, Minnesota 55976                   220 South Sixth Street
(Name and address of agent for service)        Minneapolis, Minnesota 55402-1498

                                 (507) 533-9600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
        Title of                                        Proposed               Proposed
       securities                                       maximum                 maximum
         to be                     Amount               offering              aggregate               Amount of
       registered                  to be               price per               offering              registration
                               Registered(1)            share(1)               price(1)                  fee
========================= ====================== ======================= ====================== ======================
      Common Stock
     (no par value)            300,000 shares            $5.22                $1,566,000                 $145
========================= ====================== ======================= ====================== ======================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon options to purchase 300,000 shares of the Registrant's Common Stock with an approximate weighted average stock exercise price of $5.22 per share.

         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the Registrant's Registration Statement on Form S-8 (File No. 333-10261), which relates to the issuance and sale from time to time of an aggregate of up to 700,000 shares of the Registrant's Common Stock upon the exercise of options granted under the Registrant's 1991 Stock Option Plan.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.
         --------
          5.1       Opinion and Consent of Dorsey & Whitney LLP.
          23.1      Consent of Ernst & Young LLP.
          23.2      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
          24.1      Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company's Registration
                    Statement on Form S-8, Registration No. 333-10261).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stewartville, State of Minnesota, on the 14th day of January, 2003.


                                             ROCHESTER MEDICAL CORPORATION


                                             By: /s/ Anthony J. Conway
                                                 -------------------------------
                                                 Anthony J. Conway
                                                 Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on the 14th day of January, 2003, by the following persons in the capacities and on the date indicated.

                Signature                                               Title
                ---------                                               -----
/s/ Anthony J. Conway
------------------------------------------      Chairman of the Board, Chief Executive Officer and Director
            Anthony J. Conway                   (principal executive officer)


/s/ David A. Jonas                              Chief Financial Officer and Treasurer
------------------------------------------      (principal financial officer and principal accounting officer)
            David A. Jonas

                    *                           Vice President, Production Technologies, and Director
------------------------------------------
            Philip J. Conway

                    *                           Vice President, Research and Development, and Director
------------------------------------------
            Richard D. Fryar

                    *                           Director
------------------------------------------
            Darnell L. Boehm

                    *                           Director
------------------------------------------
             Peter R. Conway

                    *                           Director
------------------------------------------
           Roger W. Schnobrich

                                                Director
------------------------------------------
             Benson F. Smith

*By:  /s/ Anthony J. Conway
     -------------------------------------
      Anthony J. Conway
      Attorney-in-Fact

                                  EXHIBIT INDEX

 Exhibit                                                                                                   Page
 -------                                                                                                   ----
   5.1         Opinion and Consent of Dorsey & Whitney LLP.
   23.1        Consent of Ernst & Young LLP.
   23.2        Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).